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Execution Copy

ESCROW AGREEMENT

        ESCROW AGREEMENT (this "Agreement"), dated as of March 25, 2002, by and among GE Medical Systems Information Technologies, Inc., a Wisconsin corporation ("Buyer"), MedicaLogic/Medscape, Inc., an Oregon corporation ("Seller"), and Wells Fargo Bank Minnesota, National Association, a national banking association, as escrow agent (the "Escrow Agent"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement (as hereinafter defined).

        WHEREAS, Buyer and Seller and certain of its Affiliates have entered into the Asset Purchase Agreement, dated as of January 24, 2002, as amended by the First Amendment to Asset Purchase Agreement, dated as of March 18, 2002, as further amended by the Second Amendment to Asset Purchase Agreement, dated as of March 25, 2002 (as amended, the "Asset Purchase Agreement"), pursuant to which Seller has agreed to sell substantially all of the assets of the Business to Buyer in accordance with the terms thereof;

        WHEREAS, Buyer and Seller have agreed that a portion of the Purchase Price shall be deposited into escrow in order to provide the source of funds for payment of any amounts that may be owed to Buyer pursuant to Section 3.2 of the Asset Purchase Agreement, which provides for a working capital adjustment that may result in a Subsequent Payment being owed to Buyer from Seller, and Section 12.1 of the Asset Purchase Agreement, which provides for the payment of certain amounts with respect to Excluded Liabilities for which Buyer may be indemnified; and

        WHEREAS, Buyer and Seller have requested that the Escrow Agent have custody of the Escrow Fund (as hereinafter defined) in accordance with and subject to the terms of this Agreement and the Escrow Agent desires to hold, invest and distribute the Escrow Fund pursuant to the terms of this Agreement.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, Buyer, Seller and the Escrow Agent hereby agree as follows:

        1.    Appointment.    Buyer and Seller nominate, constitute and appoint Wells Fargo Bank Minnesota, National Association as escrow agent to hold the Escrow Fund in escrow upon the terms and conditions hereinafter set forth.

        2.    Agreement of Escrow Agent.    The Escrow Agent hereby agrees to act as escrow agent in accordance with the terms, conditions and instructions contained in this Agreement.

        3.    Deposit of the Escrow Fund.    At the direction and on behalf of Seller, Buyer is hereby delivering to the Escrow Agent the sum of $2,000,000 in cash (the "Escrow Fund"), to be held in escrow and invested and distributed in accordance with the terms and conditions hereinafter set forth. The Escrow Agent hereby acknowledges receipt from Buyer of the Escrow Fund.

        4.    Disposition of Escrow Fund.    (a) If Seller is obligated to pay the Independent Accountant's fees and expenses pursuant to Section 3.2(c) of the Asset Purchase Agreement or owes Buyer a Subsequent Payment as determined pursuant to Section 3.2 of the Asset Purchase Agreement, the Escrow Agent shall be so notified and shall promptly pay, in the following order, (i) first, any fees, costs and expenses owing to the Independent Accountant which Seller is obligated to pay and (ii) next, the amount of the Subsequent Payment.

        (b)  Buyer shall be entitled to receive payment from the Escrow Fund in the amount which, at any time and from time to time, Buyer is entitled to be indemnified, held harmless or reimbursed as provided in Section 12.1(b) of the Asset Purchase Agreement, in each case in accordance with the following provisions:

            (i)  If and whenever Buyer shall assert a claim for indemnification under the Asset Purchase Agreement (a "Claim"), Buyer shall provide the Escrow Agent and Seller with a written notice (a

  "Claim Notice") to the Escrow Agent and Seller, signed by a duly authorized officer of Buyer, which (i) sets forth in reasonable detail the facts giving rise to such Claim for indemnification under the Asset Purchase Agreement, (ii) includes the amount (if then known) or the method of computation of the amount of such Claim and (iii) includes a reference to the provision of the Asset Purchase Agreement or any other agreement, document or instrument executed under the Asset Purchase Agreement or in connection with the Asset Purchase Agreement upon which such Claim is based.

          (ii)  If Seller receives a Claim Notice, Seller may, as herein provided, respond in writing to such Claim Notice (with a copy to the Escrow Agent) within 10 business days from the date the same was delivered (herein called the "Response Period"). If neither Buyer nor the Escrow Agent receives such written response from Seller within the Response Period, then Seller shall be deemed to have acknowledged the adequacy of such notice and the correctness of such Claim for the full amount thereof as specified in the Claim Notice, and the Escrow Agent, shall immediately deliver to Buyer out of the Escrow Fund cash in the amount specified in the Claim Notice or such lesser amount as shall then remain in escrow.

          (iii)  At any time during the Response Period, Seller may notify Buyer, with a copy to the Escrow Agent, that the Claim described in the Claim Notice or any portion thereof is disputed by Seller by defending the basis for the Claim (such notice being hereinafter referred to as the "Dispute Notice"). Upon receipt of a Dispute Notice, the Escrow Agent: (1) shall deliver to Buyer out of the Escrow Fund the amount equal to any portion of the Claim that is not disputed by Seller and (2) shall designate and segregate out of the Escrow Fund the portion of the Escrow Fund subject to the Claim that is disputed by Seller. Thereafter, the Escrow Agent shall not dispose of that remaining portion of the Escrow Fund subject to the Claim until the Escrow Agent shall have received a certified copy of a final judgment or decree of a court of competent jurisdiction with respect to the Claim or Claims set forth in the Claim Notice, or the Escrow Agent shall have received a copy of a written agreement between Buyer and Seller resolving such dispute and setting forth the amount, if any, of the Claim which Buyer is entitled to receive. The Escrow Agent will pay Buyer the amount Buyer is entitled to receive as set forth in such judgment or decree after the expiration of 10 business days from the receipt of such judgment or decree or, in the event that the amount to which Buyer is entitled is established pursuant to an agreement between Buyer and Seller, as soon as possible after the Escrow Agent's receipt of such agreement. Copies of any written agreement between Seller and Buyer confirming that Buyer is entitled to a portion, but not all of the amount, claimed by Buyer may be filed by Buyer with the Escrow Agent, with the effect set forth in the preceding sentence as to the agreed amount, but no such agreement or filing thereof shall operate as a waiver of Buyer's rights as to the disputed amount, including without limitation its right to recover the same (unless such waiver is expressly set forth in such agreement), and any final judgment or decree of a court of competent jurisdiction that Buyer is entitled to receive the disputed amount may be filed with the Escrow Agent and shall, when filed with the Escrow Agent, be acted on as set forth above. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined.

        (c)  The Escrow Agent shall not dispose of all or any portion of the Escrow Fund other than as provided in this Agreement.

        5.    Permitted Investments.    At the written direction of Seller, the Escrow Fund shall be invested in (a) direct obligations of the United States Government (or agencies or instrumentalities thereof) or any state of the United States (or agencies or instrumentalities of any thereof), (b) certificates of deposit, time deposits or other interest bearing deposits of commercial banks and savings and loan institutions having total capital and surplus of at least $100,000,000, (c) commercial paper issued by any corporation organized and existing under the laws of the United States of America or any state thereof

(other than any corporation that is a party hereto or an Affiliate of such party), which at the time of purchase are rated A1 or better by Standard & Poor's Corporation, Inc. or P1 or better by Moody's Investors Services, (d) interests in any money market mutual fund registered under the Investment Company Act of 1940, as amended, or (e) investments that are mutually approved in writing by Buyer and Seller (collectively, "Permitted Investments"). In the event that the Escrow Agent does not receive investment instructions to invest funds comprising the Escrow Fund, the Escrow Agent shall invest such funds in the Wells Fargo Treasury Plus Money Market Fund, or a successor or similar fund, which invests in (i) short-term securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities; and/or (ii) repurchase agreements relating to such securities.

        6.    Release of Escrow Fund; Termination.    (a) On the earlier of (i) the 9-month anniversary of the date hereof or (ii) the winding up of Seller (such earlier date, the "Termination Date"), the Escrow Agent shall, subject to the provisions of Section 8 below, deliver to Seller an amount equal to (A) the balance of the Escrow Fund plus (B) earnings on the Escrow Fund as provided in Section 7 below minus (C) any amount designated as subject to a Claim pursuant to a Claim Notice to the extent such Claim has not been resolved prior to such date, and minus (D) Seller's portion of any unpaid expenses or indemnity amounts due to the Escrow Agent pursuant to Section 8 or Section 12 below. Any amount retained as a portion of the Escrow Fund after the Termination Date shall be held by the Escrow Agent subject to the terms and conditions of this Agreement and upon resolution of all pending Claims, any portion of the Escrow Fund retained which is not required to satisfy such Claims shall be distributed to Seller.

        (b)  Upon distribution of the entire Escrow Fund this Agreement shall be terminated.

        (c)  At any time prior to final termination of the escrow as provided in Section 6(b) hereof, the Escrow Agent shall, if so instructed in a writing signed by Buyer and Seller, release from the Escrow Fund to Buyer or Seller, the amount of cash specified in such writing.

        7.    Earnings on Escrow Fund.    (a) On the Termination Date the Escrow Agent shall pay to Seller any earnings on the balance of the Escrow Fund.

        (b)  The parties hereby agree that Seller shall include in income and otherwise report, for all tax purposes, the interest on the Permitted Investments and any other income earned or accrued with respect to the Escrow Fund.

        8.    Compensation and Reimbursement of Escrow Agent.    (a) The Escrow Agent shall be entitled to the fees listed on Annex A attached hereto for the performance of services by the Escrow Agent hereunder.

        (b)  The compensation and expenses payable to the Escrow Agent hereunder shall be paid one-half by Buyer and one-half by Seller. At the election of the Escrow Agent, the Escrow Agent may withhold and retain (for the sole benefit of the Escrow Agent) from the amounts otherwise payable to Seller any amount (or portion thereof) payable by Seller under this Section 8, any such withheld amounts being deemed to have been paid by Seller in respect of its obligations under this Section 8.

        9.    Replacement of Escrow Agent.    (a) The Escrow Agent may resign its duties and obligations hereunder by giving to Buyer and Seller written notice to that effect, but its resignation shall not become effective until a successor escrow agent shall have been appointed by mutual agreement, in writing, by Buyer and Seller. In the event the Escrow Agent is dissolved, becomes bankrupt or is otherwise incapable of acting hereunder, Buyer and Seller shall within 10 business days of the occurrence of the event which renders the Escrow Agent incapable of performing hereunder, by mutual consent, appoint a new escrow agent. The Escrow Agent shall, upon receipt of joint written instructions from Buyer and Seller, deliver the Escrow Fund to any such successor escrow agent. In the event Buyer and Seller are unable to agree upon a successor escrow agent within 10 business days after receipt of the Escrow Agent's written resignation or within 10 business days after the occurrence of the event which renders the Escrow Agent incapable of performing hereunder, the Escrow Agent shall have the right to petition a court of competent jurisdiction for the appointment of a successor escrow agent.

        (b)  Buyer and Seller shall have the power at any time by mutual consent to remove the Escrow Agent by written notice. Such removal shall take effect upon delivery of the Escrow Fund to a successor escrow agent designated in joint written instructions signed by Buyer and Seller. The Escrow Agent shall deliver the Escrow Fund without unreasonable delay after receiving the designation of such successor escrow agent.

        (c)  Upon the appointment of a successor escrow agent pursuant to this Section 9, the successor escrow agent shall be deemed to be the Escrow Agent for all purposes of this Agreement.

        10.    Concerning the Escrow Agent.    Neither the Escrow Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. The Escrow Agent shall have only those duties specified herein which shall be deemed purely ministerial in nature. Without limiting the generality of the foregoing, the Escrow Agent (i) makes no representation or warranty with respect to this Agreement, other than the representations and warranties set forth in Section 11, except that the Escrow Agent represents and warrants that it has duly executed and delivered this Agreement and that this Agreement is a valid and binding obligation of the Escrow Agent enforceable against it in accordance with its terms, (ii) shall not have any duty to ascertain or inquire into the performance or observance by Buyer or Seller of any of the terms, covenants or conditions of the Asset Purchase Agreement referred to in the preamble or the body of this Agreement and shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document between the other parties hereto, in connection herewith, including, without limitation, the Asset Purchase Agreement, (iii) may consult with legal counsel selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel and (iv) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing reasonably believed by it to be genuine and signed or sent by the proper party or parties. Buyer and Seller shall each execute a certificate of incumbency (in the form of a Secretary's Certificate or otherwise) for the purpose of establishing the identity of the representatives of each entitled to issue instructions or directions to the Escrow Agent on behalf of such party.

        11.    Representations and Warranties.    Each of the parties hereto represents and warrants to each of the other parties hereto that:

            (i)  it has full legal right, power, capacity and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms and conditions hereof;

          (ii)  the execution, delivery and performance of this Agreement have each been duly authorized and approved by all necessary corporate action on the part of such party and do not require any further authorization or consent of such party or any other person;

          (iii)  this Agreement constitutes the legal, valid and binding agreement of such party and is enforceable in accordance with its terms against such party; and

          (iv)  the execution, delivery and performance of this Agreement by such party will not result in a breach of or loss of rights under or constitute a default under or a violation of any trust (constructive or other), agreement, judgment, decree, order or other instrument to which it is a party or it or its properties or assets may be bound.

        12.    Indemnification of Escrow Agent.    Each of Buyer and Seller agree jointly and severally to fully indemnify and hold harmless the Escrow Agent against and in respect of (i) any claim made against the

Escrow Agent because of its acting or failing to act in connection with any of the transactions contemplated hereby and (ii) any loss the Escrow Agent may sustain as a result of its acceptance of the Escrow Fund or arising from the performance of its duties hereunder, including the reasonable fees and expenses of counsel; provided that the Escrow Agent shall not be entitled to indemnification with respect to any claim or loss caused by or arising out of its gross negligence or willful misconduct. Buyer and Seller agree that any payments required by this Section 12 shall be paid one-half by Buyer and one-half by Seller. Such indemnification shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement until extinguished by any applicable statute of limitations.

        13.    Notices.    All notices or other communications required or permitted hereunder shall be in writing and shall be given or delivered by personal delivery, by registered or certified mail (first class postage prepaid) or by recognized private courier addressed as follows:

If to Buyer, to:
GE Medical Systems Information Technologies, Inc. 8200 West Tower Avenue Milwaukee, WI 53233 Attention: President
with copies to:
GE Medical Systems Information Technologies, Inc. 8200 West Tower Avenue Milwaukee, WI 53233 Attention: General Counsel
and:
Sidley Austin Brown & Wood Bank One Plaza 10 South Dearborn Street Chicago, Illinois 60603 Attention: David J. Zampa, Esq.
If to Seller, to:
121 Magnolia Lane Princeton, New Jersey 08540 Attention: Mark E. Boulding
with copies to:
Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166-0193 Attention: Conor D. Reilly, Esq. Scott A. Kislin, Esq.
If to the Escrow Agent, to: Wells Fargo Bank Minnesota, National Association 213 Court Street, Suite 902 Middletown, CT 06457 Attention: Corporate Trust Services

or to such other address as such party may indicate by a notice delivered to the other party hereto.

Any notice, consent, authorization, direction or other communication delivered as aforesaid shall be deemed to have been effectively delivered and received, if sent by recognized private overnight courier service, on the date following the date upon which it is delivered to such courier service, if sent by mail, on the earlier of the date of actual receipt or the fifth business day after deposit in the United States mail, or, if delivered personally, on the date of such delivery.

        14.    Assignment.    Neither this Agreement nor any interest in the Escrow Fund shall be assignable by Seller. Buyer and the Escrow Agent may assign their respective rights hereunder to any person including any successor corporation in the event of a merger, consolidation or transfer or sale of all or substantially all of its stock or assets. The Escrow Agent may assign its rights hereunder to a successor Escrow Agent appointed hereunder. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

        15.    Miscellaneous.    Neither this Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing duly signed by or on behalf of all of the parties hereto. The headings of this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        16.    Further Assurances.    In case at any time any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as may be reasonably requested by another party.

        17.    Governing Law.    Except as otherwise provided herein, this Agreement shall be governed by and construed in accordance with the laws in effect in the State of New York without giving effect to its conflicts of law principles.

        18.    Jurisdiction / Arbitration.    Upon the Bankruptcy Court no longer having jurisdiction over this Agreement and the transactions contemplated hereby, any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination or validity thereof ("Dispute") shall be finally settled by binding arbitration in New York, New York, administered by the CPR Institute under its commercial Arbitration Rules then in effect, as amended by this Agreement. The law applicable to the arbitration, including the administration and enforcement thereof, shall be the Federal Arbitration Act, 9 U.S.C. §§ 1-16, as amended from time to time, and the law governing this Agreement. The cost of the arbitration, including the fees and expenses of the arbitrator(s), shall be shared equally by Buyer and Seller. Each party shall bear the cost of preparing and presenting its case. The arbitration award ("Award") shall be presented to the parties in writing, and upon request of either Buyer or Seller, shall specify the factual and legal bases for the Award. The Award may be confirmed and enforced in any court of competent jurisdiction. Any post-Award proceedings will be governed by the Federal Arbitration Act. Notwithstanding any of the foregoing, either Buyer or Seller may, without inconsistency with this arbitration provision, apply to any court having jurisdiction hereof and seek interim provisional, injunctive or other equitable relief until the Award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or any Award, or to obtain interim relief, neither Buyer or Seller nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of Buyer and Seller.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their duly authorized officers.

MEDICALOGIC/MEDSCAPE, INC.
By:	/s/ MARK E. BOULDING Name: Mark E. Boulding Title: General Counsel, Executive Vice President and Secretary
GE MEDICAL SYSTEMS INFORMATION TECHNOLOGIES, INC.
By:	/s/ PAM S. KROP Name: Pam S. Krop Title: Counsel
WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Escrow Agent
By:	/s/ ROBERT L. REYNOLDS Name: Robert L. Reynolds Title: Vice President

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ESCROW AGREEMENT